ADDvantage Technologies Group, Inc.
1221 E. Houston
Broken Arrow, Oklahoma 74012

For further information	KCSA Strategic Communications
Company Contact:	Garth Russell / Jason Maymudes
Scott Francis (9l8) 25l-2887	(212) 896-1250 / (212) 896-1211
grussell@kcsa.com / jmaymudes@kcsa.com

ADDVANTAGE TECHNOLOGIES GROUP, INC. TO REPORT
RESULTS FOR FISCAL SECOND QUARTER 2012

BROKEN ARROW, Oklahoma, April 24, 2012 – ADDvantage Technologies Group, Inc. (Nasdaq: AEY) announced today that it will release financial results for the three month period ended March 31, 2012, prior to the market open on Tuesday, May 8, 2012.

The Company will host a conference call on Tuesday, May 8, 2012, at 12:00 p.m. Eastern Time featuring remarks by Ken Chymiak, Chairman of the Board, David Humphrey, President and Chief Executive Officer, Dave Chymiak, Chief Technology Officer, and Scott Francis, Chief Financial Officer. The conference call will be available via webcast and can be accessed through the Investor Relations section of ADDvantage's website, www.addvantagetechnologies.com. Please allow extra time prior to the call to visit the site and download any necessary software to listen to the Internet broadcast. The dial-in number for the conference call is (877)-627-6544 (domestic) or (719)-325-4792 (international).  All dial-in participants must use the following code to access the call: 5846012. Please call at least five minutes before the scheduled start time.

For interested individuals unable to join the conference call, a replay of the call will be available through May 22, 2012 at (877) 870-5176 (domestic) or (858) 384-5517 (international). Participants must use the following code to access the replay of the call: 5846012. The online archive of the webcast will be available on the Company's website for 30 days following the call.

About ADDvantage Technologies Group
ADDvantage Technologies Group, Inc. supplies the cable television (CATV) industry with a comprehensive line of new and used system-critical network equipment and hardware from leading manufacturers, including Cisco, Motorola and Fujitsu Frontech North America, as well as operating a national network of technical repair centers. The equipment and hardware ADDvantage distributes is used to acquire, distribute, and protect the broad range of communications signals carried on fiber optic, coaxial cable and wireless distribution systems, including television programming, high-speed data (Internet) and telephony.

ADDvantage operates through its subsidiaries, Tulsat, Tulsat-Atlanta, Tulsat-Nebraska, Tulsat-Texas, NCS Industries, ComTech Services and Adams Global Communications. For more information, please visit the corporate web site at www.addvantagetechnologies.com.

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